SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant    ☒

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❒ Preliminary Proxy Statement

❒ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

❒ Definitive Proxy Statement

❒ Definitive Additional Materials

☒ Soliciting Material under Rule 14a-12

infoUSA Inc.
(Name of Registrant as Specified In Its Charter)

Dolphin Limited Partnership I, L.P.
Dolphin Financial Partners, L.L.C.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒ No fee required.

❒ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common Stock, $.0025 par value

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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❒ Fee paid previously with preliminary materials.

❒ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PRESS RELEASE

DOLPHIN ANNOUNCES THAT ADDITIONAL REQUESTS FOR infoUSA’S BOOKS AND RECORDS HAVE BEEN GRANTED

STAMFORD, Conn., April 13, 2006 -- Dolphin Limited Partnership I, L.P. and its affiliate, which together hold 2.0 million shares of infoUSA Inc. (NASDAQ: IUSA), today announced that the Court of Chancery of the State of Delaware has granted Dolphin’s request to inspect certain books and records of the company dating back to 1998 and 1999 relating to the compensation of, and related party transactions with, Mr. Vinod Gupta, the company’s chairman and chief executive officer. The Court also found that certain other documents of the company furnished pursuant to Dolphin’s books and records request evidencing, summarizing or discussing related party transactions involving Mr. Vinod Gupta should not be designated confidential and therefore may be disclosed by Dolphin.

At the conclusion of its review Dolphin expects to pursue any appropriate action based on the presented facts and report back to shareholders, subject to the provisions of the parties’ confidentiality agreement and the orders of the Court.

The following is a list of the names and stockholdings, if any, of persons who may be deemed to be "participants" in Dolphin's solicitation with respect to the shares of the Company: Dolphin owns beneficially and of record 1,000 shares of common stock and beneficially but not of record, together with its affiliate, an aggregate of 1,999,000 shares of common stock of the Company's outstanding stock. Donald Netter, as Senior Managing Director of Dolphin and Brett Buckley, as Managing Director of Dolphin, may also be deemed to be participants but do not individually own any common stock of the Company. Malcolm "Mick" A. Aslin, Karl L. Meyer and Robert A. Trevisani, as nominees for election as directors of infoUSA Inc., may also be deemed to be participants but do not individually own any common stock of the Company.

Dolphin has filed preliminary proxy materials with the Securities and Exchange Commission with respect to its solicitation in support of its nomination of directors at the Company's 2006 annual meeting. Dolphin intends to disseminate a definitive proxy statement with respect to its solicitation at the appropriate time. Shareholders should read this proxy statement if and when it becomes available because it will contain important information. Shareholders will be able to obtain copies of the proxy statement, related materials and other documents filed with the Securities and Exchange Commission's web site at http://www.sec.gov without charge when these documents become available. Shareholders will also be able to obtain copies of that proxy statement and related materials without charge, when available, from Innisfree M&A Incorporated by oral or written request to: 501 Madison Avenue, New York, New York 10022, telephone 212-750-5833.

Contact: Arthur Crozier 212-750-5833, of Innisfree M&A.